Exhibit 10.1

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment”), executed and effective as of November 22, 2011 by and between PAYLESS SHOESOURCE, INC., a Missouri corporation (“PSS”), and LUANN VIA (“Executive”).

WHEREAS, PSS and Executive are parties to the employment agreement executed July 9, 2008 (“Employment Agreement”); and

WHEREAS, PSS and Executive desire to amend the Employment Agreement.

NOW, THEREFORE:

1.	Waiver of Non-Compete. A new Section 8(b)(xii) is added to the Employment Agreement which states the following:

Notwithstanding any other provision in this Employment Agreement, in any equity or equity-based grant agreement or any other agreement or plan covering the Executive, all of the non-competition restrictions imposed on the Executive under Section 4 of this Agreement, in any equity or equity-based grant agreements, or any other agreement or plan provided by PSS or its affiliates shall cease to apply in the event of an involuntary termination without cause following a Change of Control of Collective Brands, Inc. For purposes of this Amendment, Change of Control shall have such meaning as defined in the 2006 Collective Brands, Inc. Stock Incentive Plan, as amended.

2.	Effectiveness of Amendment. This Amendment shall become effective on the date hereof.

3.	Definitions. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Employment Agreement.

4.	Other Provisions Unaffected. Except as modified by this Amendment, the existing provisions of the Employment Agreement shall remain in full force and effect.

PAYLESS SHOESOURCE, INC.

By:	/s/ Betty J. Click
Name:	Betty J. Click
Its:	Senior Vice President—Human Resources

EXECUTIVE

By:	/s/ LuAnn Via
Name:	LuAnn Via